 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): November 17, 2020

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100,	Emeryville,	CA	94608
(Address of Principal Executive Offices)			(Zip Code)

(510)	450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with its annual governance review cycle, on November 17, 2020, the Board of Directors (the “Board”) of Amyris, Inc. (the “Company”) adopted Amended and Restated Bylaws of the Company (the “Bylaws”), which became effective immediately. The Bylaws have been revised to, among other things:

•require a written statement to the Secretary of the Company in order to access the list of stockholders entitled to vote at any meeting of stockholders (Article I, Section 1.9);
•revise the advance notice of stockholder provisions to: (i) clarify that the process shall be the exclusive means for a stockholder to make nominations or propose business at an annual meeting of stockholders; and (ii) add required information from the stockholder giving such notice (and the beneficial owner, if any, on whose behalf the nomination or business proposal is made) (Article I, Section 1.12);
•clarify that the Chief Financial Officer may fulfill the role of Treasurer, as necessary (Article IV, Section 4.1);
•clarify that the Court of Chancery of the State of Delaware will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (Article XI); and
•effect certain other conforming, modernizing and clarifying changes to the Bylaws.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with its annual governance review cycle, on November 17, 2020, the Board, upon the recommendation of its Nominating and Governance Committee, approved an amended and restated Code of Business Conduct and Ethics (the “Code”). The Code is applicable to all officers, directors, and employees of the Company and its subsidiaries, including but not limited to the Company’s principal executive officer, principal financial officer, principal accounting officer, and controller, as well as to the Company’s agents, consultants and contractors when working on behalf of the Company.

The Code maintains the essential principles and standards contained in the prior Code and adds clarification on topics previously addressed in the prior Code and other legal compliance policies of the Company, as well as new topics, including with respect to document retention (Section 7), gifts and entertainment (Section 9), money laundering and third-party payments (Section 12), privacy laws (Section 14), protecting information and intellectual property (Section 16), requests by regulatory authorities (Section 17), and cooperating with investigations (Section 19), among others. Adoption of the new Code does not result in any waiver to any officer, director, or employee of the Company, explicit or implicit, from any provision of the prior Code.

The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, a copy of which is attached hereto as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference. The Code is also available in the Corporate Governance section of the Company’s website at www.amyris.com. The contents of the Company’s website are not incorporated by reference in this report or made a part hereof for any purpose.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description
3.1	Amended and Restated Bylaws
14.1	Code of Business Conduct and Ethics
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: November 23, 2020	By:	/s/ Nicole Kelsey
Nicole Kelsey
General Counsel and Secretary